                                                                 EXHIBIT 3.1(AE)


                          CERTIFICATE OF INCORPORATION
                                       OF
                            CLOVIS CITRUS ASSOCIATION


                  To form a corporation pursuant to the Corporation Law of Delaware, the undersigned certify:

                  1.  The name of this corporation is CLOVIS CITRUS ASSOCIATION.

                  2. The address of the registered office in Delaware is 100 West Tenth Street, Wilmington, New Castle County, Delaware, and the name of its registered agent is The Corporation Trust Company.

                  3.  The purpose of this corporation is:

                           To engage in any lawful act or activity for which
corporations may be organized under the Corporation Law of Delaware.

                  4. This corporation is authorized to issue a total of 10,000 shares of Common Stock of the par value of $1.00 each.

                  5.  The names and mailing addresses of the incorporators are:

                    Beatrice L. Huston             Foshay Tower
                                                   Minneapolis, Minnesota 55402

                    John A. Kocur                  Foshay Tower
                                                   Minneapolis, Minnesota 55402

                    Raymond Plank                  Foshay Tower
                                                   Minneapolis, Minnesota 55402

                  6. The Board of Directors of this corporation shall have authority:

                     (a) to allot and authorize the issuance of the authorized but unissued shares of this corporation, including the declaration of dividends payable in shares of any class to shareholders of any other class;

                     (b)      to make, amend, and repeal the By-laws;

                     (c) to exercise all powers and to do such acts that may be exercised or done by this corporation under the Corporation Law of Delaware, subject only to the provisions of the Certificate of Incorporation and By-laws of this corporation.

                  7. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                           "8. This corporation is authorized to indemnify its
                  directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees or agents, as applicable, to the fullest extent permissible under the Delaware General Corporation Law as the same now exists or as it may hereafter be amended."

Dated as of the 24th day of January, 1990.

                                                     /s/ Raymond Plank
                                                     --------------------------
                                                     Raymond Plank

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/28/1990
                                                              900615235 - 805383


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CLOVIS CITRUS ASSOCIATION

         Rodger B. Jensen and Effie F. Anastassiou, President and Assistant Secretary, respectively, of Clovis Citrus Association, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DO HEREBY CERTIFY:

         1. That the following paragraph is added to the Certificate of
Incorporation:

                           "8. This corporation is authorized to indemnity its
                  directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees or agents, as applicable, to the fullest extent permissible under the Delaware General Corporation Law as the same now exists or as it may hereafter be amended."

         2. The foregoing Certificate of Amendment of Certificate of Incorporation has been duly approved by the Board of Directors of this corporation.

         3. The foregoing Certificate of Amendment of Certificate of Incorporation has been approved by the required vote of the stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equalled or exceeded the vote required.

         IN WITNESS WHEREOF, we have signed this certificate this 24th day of January, 1990.

                                                     /s/ Roger B. Jensen
                                                     --------------------------
                                                     Roger B. Jensen
                                                     President


                                                     /s/ Effie F. Anastassiou
                                                     --------------------------
                                                     Effie F. Anastassiou
                                                     Assistant Secretary